UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2010
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

FY 2011 Restricted Stock Award Targets and Performance Criteria

            On May 5, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of RF Micro Devices, Inc. (the “Company”) approved awards of performance- and service-based restricted stock units (each, an “Award”) in accordance with the 2003 Stock Incentive Plan of RF Micro Devices, Inc., as amended (the “Plan”), to certain employees, including each of the Company’s named executive officers.  The purpose of these Awards is to link a portion of each named executive officer’s equity compensation to the achievement of key Company initiatives that the Committee believes have a strong potential to impact longer-term shareholder value creation.  The fair market value for each share of restricted stock underlying the Award was established by the Committee in accordance with its historical grant practices at $5.62 per share, which was the closing price of the Company’s common stock as quoted on the NASDAQ Global Select Market on May 4, 2010.  Each Award, in addition to being subject to customary terms and conditions as set forth in the Plan and respective Award agreement, is subject to specified performance and service conditions and represents a contingent right to receive an amount of the Company’s common stock at a future date.

            The Award will be earned, if at all, by each named executive officer based upon the Company’s achievement of between two and six objective performance criteria (the “Goals”) established by the Committee that must be satisfied during the Company’s current fiscal year ending April 2, 2011 (the “Stock Award Performance Period”).  The Goals relate to the successful development and launch of specific technologies and products and the achievement of certain product-based revenue and supplier objectives.  The number of shares of restricted stock subject to each Award will be determined based on the achievement by the Company of the Goals established by the Committee.  Each Award may be earned in whole or in part based on the number of Goals actually achieved during the Stock Award Performance Period.

            Each of the Company’s named executive officers, if between two and six Goals are satisfied, will be eligible to receive shares of restricted common stock of the Company at the conclusion of the Stock Award Performance Period up to the maximum number of shares set forth below:

Name:                                                                                      Maximum Award

                                                                                        (if all six Goals are achieved)

Robert A. Bruggeworth                                                             409,950 shares

President and Chief Executive Officer

Steven E. Creviston                                                                   213,000 shares

Corporate Vice President and
President of Cellular Products Group

Jerry D. Neal                                                                            104,100 shares

Executive Vice President of

Marketing and Strategic Development

William A. Priddy, Jr.                                                                176,100 shares

Chief Financial Officer,

Corporate Vice President of Administration and
Secretary

Robert M. Van Buskirk                                                             153,750 shares

Corporate Vice President and
President of Multi-Market Products Group

            The shares of restricted stock earned by each named executive officer at the end of the Stock Award Performance Period, if any, will vest over a three-year period, with 50% vesting following completion of the Stock Award Performance Period and the remaining 50% vesting in equal annual installments over each of the following two years, as long as the named executive officer is an employee of the Company on each such vesting date.  No shares are issued unless, and then only to the extent that, an Award is both earned and vested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By: /s/ William A. Priddy, Jr.
                                                                                         William A. Priddy, Jr.
                                                                                         Chief Financial Officer, Corporate Vice President
                                                                                         of Administration and Secretary

Date:    May 11, 2010